Exhibit 10.3

Viacom Inc.

2006 Long-Term Management Incentive Plan

(Amended and Restated on April 12, 2007,

December 2, 2008 and effective January 1, 2011)

2011 Terms and Conditions to the Restricted Share Units Certificate

ARTICLE I

TERMS OF RESTRICTED SHARE UNITS

Section 1.1        Grant of Restricted Share Units. The Restricted Share Units (the “Restricted Share Units”) have been awarded to the Participant subject to the terms and conditions contained in (A) the confirmation for the May 25, 2011 grant of Restricted Share Units provided to the Participant (the “Restricted Share Units Certificate”) and the Terms and Conditions contained herein (collectively with the Restricted Share Units Certificate, the “Certificate”) and (B) the Plan, the terms of which are hereby incorporated by reference. A copy of the Plan and the Prospectus dated May 25, 2011 are being provided simultaneously to the Participant on-line or attached hereto. Capitalized terms that are not otherwise defined herein have the meanings assigned to them in the Restricted Share Units Certificate or the Plan. Each Restricted Share Unit shall entitle the Participant to receive one share of Class B Common Stock, subject to the terms and conditions set forth in the Certificate and the Plan.

Section 1.2        Terms of Restricted Share Units.

(a)        Vesting. Subject to the other terms and conditions contained in the Certificate and in the Plan, the Restricted Share Units shall vest in four installments of an approximately equal whole number of Restricted Share Units on each of the first, second, third and fourth anniversaries of the Date of Grant.

(b)        Settlement. On the date each portion of the Restricted Share Units vests, that portion of the Restricted Share Units that has vested shall be payable in shares of Class B Common Stock, which may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration. Settlement of vested Restricted Share Units shall be made as soon as practicable, and in any event within 60 days, after the vesting dates.

(c)        Dividend Equivalents. Until the Restricted Shares Units are settled, Dividend Equivalents shall accrue on the Restricted Share Units if the Company pays regular cash dividends on Class B Common Stock. The Company will credit such Dividend Equivalents when it pays the corresponding dividend on the Class B Common Stock. Accrued Dividend Equivalents will vest and be paid in cash through payroll at the later of (i) the date on which the corresponding Restricted Share Units vest and (ii) the date on which such dividends are paid with respect to the Class B Common Stock. The decision to pay a dividend and, if so, the amount of any such dividend, is determined by the Company in its sole discretion. Accrued Dividend Equivalents will not be paid with respect to any Restricted Share Units that do not vest and are cancelled.

(d)        Termination of Employment, Retirement, Death or Permanent Disability. In the event that the Participant’s employment with the Company or any of its Subsidiaries ends prior to the date or dates on which the Restricted Share Units vest in accordance with Section 1.2(a) hereof, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless (i) otherwise provided in the Participant’s employment agreement or (ii) the Committee determines otherwise and provides that some or all of such Participant’s unvested Restricted Share Units shall vest as of the date of such event, in which case shares of Class B Common Stock shall be delivered in accordance with Section 1.2(b) hereof to the Participant or, in the case of the Participant’s death, to the person or persons who acquired the right to receive such certificates by will, the laws of descent and distribution or beneficiary designation. A “termination of employment” occurs, for purposes of the Restricted Share Units, when a Participant experiences a “separation from service” with the Company and its Subsidiaries for purposes of Section 409A determined using the default provisions thereunder. Unless the Committee determines otherwise, the employment of a Participant who works for a Subsidiary shall terminate, for purposes of the Restricted Share Units, on the date on which the Participant’s employing company ceases to be a Subsidiary.

ARTICLE II

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock split, reverse stock split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to the number and kind of securities subject to the Restricted Share Units, as it deems appropriate. The Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. Such determinations by the Committee shall be conclusive and binding on all persons for all purposes.

ARTICLE III

DEFINITIONS

As used herein, the following terms shall have the following meanings:

(a)        “Board” shall mean the Board of Directors of the Company.

(b)        “Cause” shall (i) have the meaning provided in a Company or a Subsidiary employment agreement that is in effect and applicable to the Participant, or (ii) mean, if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, (A) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the Participant’s employment with the

Company or a Subsidiary; (B) conduct constituting a felony, whether or not related to the Participant’s employment with the Company or a Subsidiary; (C) conduct constituting a financial crime, material act of dishonesty or material unethical business conduct, involving the Company or a Subsidiary; (D) willful unauthorized disclosure or use of Company or Subsidiary confidential information; (E) the failure to substantially obey a material lawful directive that is appropriate to the Participant’s position from a superior in his or her reporting line or the Board; (F) the failure or refusal to substantially perform the Participant’s material employment obligations (other than any such failure or refusal resulting from the Participant’s disability); (G) the willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to employment with the Company or a Subsidiary, after being instructed by the Company or a Subsidiary to cooperate; (H) the willful destruction of or failure to preserve documents or other material known to be relevant to any investigation referred to in subparagraph (G) above; or (I) the willful inducement of others to engage in the conduct described in subparagraphs (A) – (H).

(c)        “Certificate” shall have the meaning set forth in Section 1.1 hereof.

(d)        “Class B Common Stock” shall mean shares of Class B Common Stock, par value $0.001 per share, of the Company.

(e)        “Code” shall mean the U.S. Internal Revenue Code of l986, as amended, including any successor law thereto and the rules, regulations and guidance promulgated thereunder.

(f)        “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan).

(g)        “Company” shall mean Viacom Inc., a Delaware corporation.

(h)        “Date of Grant” shall be the date set forth on the Restricted Share Units Certificate.

(i)        “Dividend Equivalent” shall mean an amount in cash equal to the regular cash dividend, if any, that would have been paid on the number of shares of Class B Common Stock underlying the Restricted Share Units.

(j)        “Fair Market Value” of a share of Class B Common Stock on a given date shall be the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or, if different, the principal stock exchange on which the Class B Common Stock is then listed.

(k)        “Participant” shall mean the employee named on the Restricted Share Units Certificate.

(l)        “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a Subsidiary thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability unless the Committee determines otherwise.

(m)        “Plan” shall mean the Viacom Inc. 2006 Long-Term Management Incentive Plan, as amended and restated on April 12, 2007, December 2, 2008 and effective January 1, 2011, and as may be further amended from time to time.

(n)        “Restricted Share Units” shall mean the contractual right granted to the Participant to receive shares of Class B Common Stock, subject to the terms and conditions set forth in the Certificate and the Plan.

(o)        “Restricted Share Units Certificate” shall have the meaning set forth in Section 1.1 hereof.

(p)        “Retirement” shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified defined benefit retirement plan maintained by the Company or a Subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant’s 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion; and provided further that the resignation or termination of employment other than a termination of employment for Cause after attainment of age 60 shall be deemed a retirement if the Participant does not participate in a qualified defined benefit retirement plan maintained by the Company or a Subsidiary.

(q)        “Section 409A” shall mean Section 409A of the Code and the rules, regulations and guidance promulgated thereunder from time to time.

(r)        “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

ARTICLE IV

MISCELLANEOUS

Section 4.1        No Rights to Awards or Continued Employment. Neither the Certificate, the Plan nor any action taken in accordance with such documents shall confer upon the Participant any right to be employed by or to continue in the employment of the Company or any Subsidiary, nor to be entitled to any remuneration or benefits not set forth in the Plan or the Certificate, including the right to receive any future awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate the Participant’s employment at any time for any reason.

Section 4.2        Restriction on Transfer. The rights of the Participant with respect to the Restricted Share Units shall not be transferable, except by will, the laws of descent and distribution or beneficiary designation; provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose. During a Participant’s lifetime, the Participant’s rights with respect to any Restricted Share Units may be exercised only by the Participant or by any transferee to whom the Restricted Share Units has been transferred in accordance with the preceding sentence.

Section 4.3        Taxes. The Company or a Subsidiary, as appropriate, shall be entitled to withhold from any payment made to the Participant, a Participant’s estate or any permitted transferee or beneficiary an amount sufficient to satisfy any federal, state, local and/or other tax withholding requirement. The Company, in its discretion, may, as a condition to the settlement of the Restricted Share Units, payment of the Dividend Equivalents or delivery of any shares of Class B Common Stock, require that an additional amount be paid in cash equal to the amount of any federal, state, local and/or other tax withholding requirement or, alternatively, satisfy such tax withholding requirement by withholding shares of Class B Common Stock subject to the applicable Restricted Share Units and/or Dividend Equivalents.

Section 4.4        Stockholder Rights. The grant of Restricted Share Units under the Certificate shall not entitle the Participant or a Participant’s estate, any permitted transferee or beneficiary to any rights of a holder of shares of Class B Common Stock, unless, and only when, the Participant, the Participant’s estate, or the permitted transferee or beneficiary is registered on the books and records of the Company as a stockholder and shares are delivered to such party upon settlement of the Restricted Share Units or payment of the Dividend Equivalents. Unless otherwise determined by the Committee or specified herein, no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Class B Common Stock for which the record date is prior to the date on which the Participant, a Participant’s estate or any permitted transferee or beneficiary shall become the holder of such shares of Class B Common Stock.

Section 4.5        No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor the Certificate shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 4.6        Section 409A. If any provision of the Certificate contravenes any regulations or Treasury guidance promulgated under Section 409A or could cause the Participant to be required to recognize income for United States federal income tax purposes with respect to any Restricted Share Units before such Restricted Share Units are settled or to be subject to any additional tax or interest under Section 409A, such provision of the Certificate may be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without the imposition of any additional tax or interest under Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Certificate shall not be applicable to Restricted Share Units that are subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Section 4.7        Amendment. The Committee shall have broad authority to amend the Certificate without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that the Participant is not required to recognize income for United States federal income tax purposes with respect to any Restricted Share Units before such Restricted Share Units are settled and is not subject to additional tax and interest under Section 409A with respect to any Restricted Share Units.

Section 4.8        Interpretation. In the event of any conflict between the provisions of the Certificate (including the definitions set forth herein) and those of the Plan, the provisions of the Plan will control. Additionally, in the event of a conflict or ambiguity between the provisions of the Certificate and the provisions of any employment agreement that is in effect and applicable to the Participant with respect to the Restricted Share Units, the provisions of such employment agreement shall be deemed controlling to the extent such provisions are consistent with the provisions of the Plan and are more favorable to the Participant than the provisions of the Certificate.

Section 4.9        Breach of Covenants. In the event that the Committee makes a good faith determination that the Participant committed a material breach of the restrictive covenants relating to non-competition, non-solicitation, confidential information or proprietary property in any employment or other agreement applicable to the Participant during the Participant’s employment or the one year period after termination of the Participant’s employment with the Company or a Subsidiary for any reason, (i) the Participant shall be required to return the shares of Class B Common Stock received by him or her in settlement of the Restricted Share Units and the cash payment of the Dividend Equivalents during the one year period prior to such breach or any time after such breach occurs, or, if the shares of Class B Common Stock received in settlement of the Restricted Share Units within the one year period prior to such breach were sold by the Participant, return any proceeds realized on the sale of such shares of Class B Common Stock prior to such breach or any time after such breach occurs and (ii) any Restricted Share Units that have not been settled shall be forfeited.

Section 4.10        Limited Purpose Accounts. If the Participant is a Plan participant in the United States, the Company shall be entitled to access the information contained in the Participant’s individual limited purpose account maintained by the applicable plan administrator; provided, however, that the Company may not disclose individual account information to third parties (other than the plan administrator).

Section 4.11        Governmental Regulations. The Restricted Share Units shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4.12        Headings. The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Certificate.

Section 4.13        Governing Law. The Certificate and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.